Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION	S BANKSHARES, INC., Bank Holding Company for

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2.

	For	Against	Abstain

1. Approval of the Agreement and Plan of Merger.	☐	☐	☐

	For	Against	Abstain

2. Adjournment of the Special Meeting.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear on this proxy.  When signing as attorney, executor, administrator, trustee, custodian, guardian, or corporate officer, give full title.  If more than one trustee, all should sign.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

S BANKSHARES, INC., Bank Holding Company for

REVOCABLE PROXY — S BANKSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS — [•], 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder hereby appoints Mark V. Smith and Dana A. Potts, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of S Bankshares, Inc., to be held on [•], 2016, at [•] local time, at 120 Drayton Street, Savannah, Georgia 31401, and at any adjournments or postponements thereof, as directed on this proxy voting card with respect to the matters set forth on this proxy card, and with discretionary authority on all other matters that properly come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.